                                                                    EXHIBIT 23.5

The Board of Directors
Imperial Commercial Capital Corporation:

  We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the Prospectus.

                                          /s/ KPMG PEAT MARWICK LLP

Orange County, California
April 16, 1997